EXHIBIT 99.1

FOR IMMEDIATE RELEASE

QUALCOMM Contact:
Bill Davidson
Vice President, Investor Relations
1-(858) 658-4813 (ph) 1-(858) 651-9303 (fax)
e-mail: ir@qualcomm.com

QUALCOMM Announces Second Quarter Fiscal 2005 Results
Revenues $1.37 Billion, EPS $0.31
Pro Forma Revenues $1.37 Billion, EPS $0.29

SAN DIEGO – April 20, 2005 – QUALCOMM Incorporated (NASDAQ: QCOM), pioneer and world leader of Code Division Multiple Access (CDMA) digital wireless technology, today announced results for its second fiscal quarter ended March 27, 2005.

Total QUALCOMM Second Quarter Results:

•	Revenues: $1.37 billion, up 12 percent year-over-year and down 2 percent sequentially.

•	Net income: $532 million, up 9 percent year-over-year and 4 percent sequentially.

•	Diluted earnings per share: $0.31, up 7 percent year-over-year and 3 percent sequentially.

•	Effective tax rate: approximately 16 percent for the quarter. Fiscal 2005 estimated tax rate of approximately 24 percent.

•	Operating cash flow: $821 million, up 6 percent year-over year; 60 percent of revenue.

•	Dividends: paid $230 million in cash dividends and announced a 29 percent increase in quarterly dividends payable starting in the third quarter.

•	Stock repurchase: on March 8 announced a two-fold increase in stock repurchase authority to $2 billion. From the date of announcement through April 19, 2005, repurchased approximately 19.5 million shares at a net cost of approximately $688 million. Sold a put option that may, if exercised, require us to repurchase an additional 5.75 million shares at approximately $33.75 per share for a net cost of approximately $194 million.

QUALCOMM Pro Forma Second Quarter Results:

Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment and a one-time tax benefit recorded in the second quarter of fiscal 2005 and are presented as if the “New Method”1 of recording royalties had been in use in the prior year.

•	Revenues: $1.37 billion, up 15 percent year-over-year, and down 2 percent sequentially.

[1] The New Method of recording royalties is based solely on reports received from licensees for royalty bearing sales of equipment in the prior quarter. The Company adopted this New Method during the fourth quarter of fiscal 2004 on a prospective basis. Under the Prior Method of recording royalties, the Company recorded an estimate of earned royalties in the quarter preceding its receipt of licensee reports. Results under the New Method are presented herein to assist investors with evaluating financial performance on a comparable basis.

-more-

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 2 of 20

•	Net income: $487 million, up 14 percent year-over-year and 3 percent sequentially.

•	Diluted earnings per share: $0.29, up 12 percent year-over year and 4 percent sequentially.

•	Effective tax rate: approximately 27 percent for the quarter. Fiscal 2005 estimated tax rate of approximately 28 percent.

•	Free cash flow: $741 million, up 3 percent year over year; 54 percent of revenue. (Defined as net cash from operating activities less capital expenditures.)

Detailed reconciliations between total QUALCOMM results and QUALCOMM pro forma results and cash flows are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.

“QUALCOMM’s second quarter results, highlighted by year-over-year growth in third generation (3G) chipsets and royalties for both CDMA2000® and WCDMA technologies, indicate increasing 3G market momentum,” said Irwin Mark Jacobs, chairman and CEO of QUALCOMM. “We continue our strategy of strong research and development investment and broad support of operators and manufacturers worldwide to foster our product leadership and industry growth. Customer acceptance of our CDMA2000 1xEV-DO chipset solutions continues to increase. More than 100 commercial devices are currently available or in design based on QUALCOMM’s latest Multimedia Platform Mobile Station Modem (MSM) MSM6500™ and Enhanced Multimedia Platform MSM6550™ chipset solutions. With devices powered by the Company’s 1xEV-DO chipsets, wireless consumers can download email and share files, photos, video and more on networks with broadband mobility speeds that rival fixed DSL connections.”

Jacobs added, “We are further enhancing our BREW wireless data platform to support an increased range of system capabilities and of applications supporting subscriber interest in multimedia and 3D gaming. QUALCOMM’s experience in pioneering mobile broadband 1xEV-DO has allowed us to accelerate our HSDPA (High Speed Downlink Packet Access for WCDMA) efforts versus our competition. We sampled the industry’s first HSDPA chipset, the MSM6275™, in December 2004 and continue to expand our HSDPA chipset portfolio from entry-priced, MSM6260™-enabled handsets to high-end devices enabled by the MSM6280™ solution. The future possibilities supported by increasingly ubiquitous wireless broadband and increasingly powerful devices continue to excite and motivate our entire company.”

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 3 of 20

Cash and Marketable Securities

QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $8.3 billion at the end of the second quarter of fiscal 2005, compared to $7.6 billion on September 26, 2004 and $6.6 billion on March 28, 2004. During the second quarter of fiscal 2005, we announced a 29 percent increase in our quarterly dividend from $0.07 to $0.09 per share. The dividend increase will be effective for quarterly dividends payable starting in the third quarter. We also doubled the Company’s stock repurchase authority to $2 billion and, through March 27, 2005, repurchased approximately 6.2 million shares of stock at a net cost of approximately $230 million. The previous $1 billion stock repurchase plan expired February 9, 2005. In connection with the stock repurchase program, we sold a put option that may require us to repurchase an additional 5.75 million shares at approximately $33.75 per share for a net cost of approximately $194 million. In the second quarter of fiscal 2005, net cash transfers to QSI were $7 million. Detailed reconciliations between total QUALCOMM GAAP cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are included at the end of this news release.

Research and Development

Research and development (R&D) expenses were $252 million in the second fiscal quarter, up 49 percent year-over-year, largely attributable to increased headcount related to development of integrated circuit products and initiatives to support multimedia applications, high-speed wireless Internet access and multimode, multiband, multinetwork products including CDMA2000 1xEV-DO, WCDMA and HSDPA. This increase includes $10 million in R&D expenses attributable to MediaFLO™ USA in the QSI segment, as compared to $5 million in the prior year quarter.

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses were $155 million in the second fiscal quarter, up 15 percent year-over-year, largely attributable to increases in headcount to support our growing worldwide customer base, professional fees related to legal, patent and audit activities, and the effect of other income in the prior year quarter related to the transfers of portions of our FCC Auction Discount Voucher. This increase includes $6 million in SG&A expenses attributable to the QSI segment, as compared to $4 million in the prior year quarter, which were more than offset by other income related to the FCC Auction Discount Voucher.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 4 of 20

Effective Income Tax Rate

Our fiscal 2005 effective income tax rate is now estimated to be approximately 24 percent, compared to our previous estimate of approximately 28 percent. Our fiscal 2005 pro forma effective tax rate is now estimated to be approximately 28 percent, compared to our previous estimate of approximately 30 percent. The decrease in our estimated annual effective tax rates is primarily the result of a change in the estimate of the amount of R&D costs allocable to our foreign operations under an intercompany cost sharing agreement, resulting in increased foreign earnings taxed at less than the United States federal tax rate. Due to this change in estimate, our effective tax rate in the second quarter of fiscal 2005 for total QUALCOMM includes a $55 million tax benefit, or $0.03 diluted earnings per share, related to fiscal 2004 and a $17 million tax benefit, or $0.01 diluted earnings per share, related to the first quarter of fiscal 2005. For fiscal 2005 pro forma presentation, we excluded the tax benefit attributable to fiscal 2004. As a result of these tax benefits, the effective tax rates for the second quarter of fiscal 2005 of approximately 16% for total QUALCOMM and 27% for QUALCOMM pro forma are lower than the estimated annual effective rates.

QUALCOMM Strategic Initiatives

The QUALCOMM Strategic Initiatives (QSI) segment includes our strategic investments and related income and expenses. The second quarter of fiscal 2005 results consisted primarily of $18 million in equity losses and $16 million of operating expenses, including $10 million in R&D costs related to MediaFLO USA. Total QUALCOMM results for the second quarter of fiscal 2005 include $0.01 loss per share for the QSI segment, compared to $0.02 diluted earnings per share in the second quarter of fiscal 2004.

Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see Note Regarding Forward-Looking Statements at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items such as realized investment gains or losses in QSI and asset impairments cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 5 of 20

A pro forma outlook is provided below consistent with the presentation of pro forma results provided elsewhere herein. Total QUALCOMM outlook for fiscal 2005 is compared to total QUALCOMM results for fiscal 2004 which reflect only partial economic performance of the Company’s licensing business in the fourth quarter due to the prospective change to the New Method during that period.

Our revised guidance, as compared to our prior fiscal year 2005 guidance, reflects a lower acceleration of WCDMA handset sales as operators optimize their WCDMA networks, anticipate future lower-priced handsets, and work to identify successful pricing and marketing strategies for new wireless voice and data services. We are reducing our calendar 2005 handset estimate by approximately five percent due to a slower WCDMA ramp-up in Western Europe and anticipated channel inventory adjustments in CDMA2000, notably for Latin America and Southeast Asia. However, we expect increasing market share for our WCDMA chipsets. This will be discussed in more detail during our second quarter conference call. This call is scheduled for 3:00pm (PDT) on Wednesday April 20, 2005. See the end of this press release for conference call dial-in information.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 6 of 20

The following estimates are approximations and are based on the current business outlook:

Business Outlook Summary

FISCAL YEAR
	Prior Year	Prior Guidance	Current Guidance
	FY 2004	FY 2005	FY 2005
	Results	Estimates	Estimates

QUALCOMM Pro Forma
Revenues	$5.0B	$5.8B - $6.3B	$5.5B - $5.7B
Change from prior year		increase 16% - 26%	increase 9% - 13%
Diluted earnings per share (EPS)	$1.07	$1.16 - $1.20	$1.10 - $1.14
Change from prior year		increase 8% - 12%	increase 3% -7%

Total QUALCOMM
Revenues	$4.9B	$5.8B - $6.3B	$5.5B - $5.7B
Change from prior year		increase 18% - 29%	increase 13% - 17%
Diluted earnings per share (EPS)	$1.03	$1.15 - $1.19	$1.14 - $1.18
Change from prior year		increase 12% - 16%	increase 11% - 15%
EPS attributable to QSI		$(0.01)	$0.01
EPS attributable to tax benefit related to 2004			$0.03

Metrics
Fiscal year* CDMA/WCDMA wholesale average selling price	approx. $205	$215	$211
*Shipments in Sep. to June quarters, reported Dec. to Sep.

THIRD QUARTER
	Prior Year	Current Guidance
	Q3’04	Q3’05
	Results	Estimates

QUALCOMM Pro Forma
Revenues	$1.3B	$1.26B - $1.36B
Year-over-year change		decrease 5%- increase 3%
Diluted earnings per share (EPS)	$0.29	$0.24 - $0.26
Year-over-year change		decrease 10%-17%

Total QUALCOMM
Revenues	$1.3B	$1.26B - $1.36B
Year-over-year change		decrease 6%- increase 1%
Diluted earnings per share (EPS)	$0.29	$0.23 - $0.25
Year-over-year change		decrease 14%-21%
EPS attributable to QSI		a fraction of ($0.01)

Metrics
MSM Shipments	approx. 32M	34M-36M
CDMA/WCDMA units shipped	approx. 38M (Mar Qtr)	40M - 42M (Mar Qtr)
CDMA/WCDMA unit wholesale average selling price	approx. $225 (Mar Qtr)	$215 (MarQtr)

CALENDAR YEAR
		Prior Guidance	Current Guidance
		Calendar 2005	Calendar 2005
CDMA/WCDMA unit shipments	Calendar 2004	Estimates	Estimates

March quarter	approx. 38M	not provided	40M-42M
June quarter	approx. 40M	not provided	not provided
September quarter	approx. 40M	not provided	not provided
December quarter	approx. 52M	not provided	not provided

Calendar year range	approx. 170M	218M - 228M	208M - 218M

		Midpoint	Midpoint
CDMA/WCDMA units	approx. 170M	223M	213M
CDMA units	approx. 148M	168M	163M
WCDMA units	approx. 22M	55M	50M

Sums may not equal totals due to rounding

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 7 of 20

Results of Business Segments The following tables, which present segment information, have been adjusted to reflect the 2005 segment presentation (Note 1), as well as to present QTL results for fiscal year 2004 as if the New Method of recognizing QTL revenues had been in effect for the entire year (Note 4). GAAP equivalents and reconciliations for fiscal 2004 periods are included at the end of this news release (dollars in millions, except per share data):

Second Quarter — Fiscal Year 2005

						Tax Benefit
				Reconciling	QUALCOMM	Related to		Total
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	2004(5)	QSI	QUALCOMM
Revenues	746	493	151	(25)	1,365	—	—	1,365
Change from prior year quarter (New Method for QTL (4))	4%	38%	8%	14%	15%	N/M	N/M	15%
Change from prior quarter	(14%)	23%	(5%)	N/M	(2%)	N/M	N/M	(2%)
Earnings before taxes	158	448	8	52	666	—	(33)	633
Change from prior year quarter (New Method for QTL (4))	(39%)	36%	300%	N/M	11%	N/M	N/M	11%
Change from prior quarter	(35%)	25%	(50%)	N/M	0%	N/M	N/M	(10%)
Net income					487	55	(10)	532
Change from prior year quarter (New Method for QTL (4))					14%	N/M	(125%)	14%
Change from prior quarter					3%	N/M	(126%)	4%
Diluted earnings per common share					0.29	0.03	(0.01)	0.31
Change from prior year quarter (New Method for QTL (4))					12%	N/M	(150%)	11%
Change from prior quarter					4%	N/M	(150%)	3%

First Quarter — Fiscal Year 2005

				Reconciling	QUALCOMM		Total
Segments	QCT(1)(2)	QTL	QWI(1)(2)	Items (1)(2)	Pro Forma (1)	QSI (1)	QUALCOMM
Revenues	865	400	159	(34)	1,390	—	1,390
Earnings before taxes	242	358	16	48	664	40	704
Net income					474	39	513
Diluted earnings per common share					0.28	0.02	0.30
Change from prior year new method					17%	(150%)	58%
Change from prior quarter new method					(7%)	N/M	(6%)

Second Quarter — Fiscal Year 2004

					QUALCOMM
		New Method*		Reconciling	Pro Forma
Segments	QCT(1)*	QTL (4)	QWI(1)*	Items (1)(2)*	(1)(4)*
Revenues	715	358	140	(29)	1,184
Earnings (loss) from continuing operations before taxes	259	330	2	8	599
Net income					428
Diluted earnings per common share (4)					0.26

Six Months — Fiscal Year 2005

					QUALCOMM	Tax Benefit
				Reconciling	Pro Forma	Related to		Total
Segments	QCT	QTL	QWI	Items (2)		2004(5)	QSI	QUALCOMM
Revenues	1,611	893	310	(60)	2,754	—	—	2,754
Change from prior year (New Method for QTL (4))	10%	36%	13%	(3%)	18%	N/M	N/M	14%
Earnings (loss) from continuing operations before taxes	400	805	24	100	1,329	—	8	1,337
Change from prior year (New Method for QTL (4))	(23%)	34%	300%	223%	15%	N/M	N/M	19%
Net income (loss)					961	55	29	1,045
Diluted earnings (loss) per common share					0.56	0.03	0.02	0.61
Change from prior year (New Method for QTL (4))					22%	N/M	(200%)	33%

Six Months — Fiscal Year 2004

					QUALCOMM
		New Method*		Reconciling	Pro Forma
Segments	QCT(1)*	QTL (4)	QWI(1)*	Items (1)(2)*	(1)(4)*
Revenues	1,467	658	274	(62)	2,337
Earnings (loss) from continuing operations before taxes	520	601	6	31	1,158
Net income (loss)					757
Diluted earnings (loss) per common share (3)					0.46

(1)	During the first quarter of fiscal 2005, the Company reorganized its MediaFLO USA business into the QSI segment. The operating expenses related to the MediaFLO USA business were included in reconciling items through the end of fiscal 2004. Also during the first quarter of fiscal 2005, the Company reorganized a division in the QWI segment that develops and sells test tools into the QCT segment. Prior period segment information has been adjusted to conform to the new segment presentation.

(2)	Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses, charges

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 8 of 20

that are not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results, interest expense and the elimination of intercompany profit.

(3)	The Company effected a two-for-one stock split in August 2004. All references to number of shares and per share amounts reflect the stock split.

(4)	QTL’s results in the fourth quarter of fiscal 2004 reflect the Company’s decision to make the prospective change to the New Method of recording royalties based solely on reports received from licensees for royalty bearing sales of equipment in the prior quarter. This change had the one-time effect of reducing royalty revenues in the fourth quarter of fiscal 2004. Results using the New Method of recording royalties are presented for prior periods to illustrate the differences between the Prior Method of recording royalties and the New Method implemented during the fourth quarter of fiscal 2004. The QTL percentage increases over the prior year quarter on a GAAP basis are as follows: Q2 Revenues, 26% increase, Q2 EBT, 24% increase, 6 month revenues, 20% increase, 6 month EBT, 17% increase.

(5)	During the second quarter of fiscal 2005, the Company decreased its estimate of R&D costs allocable to the Company’s foreign operations under an intercompany cost sharing agreement. Due to this change in estimate, the effective tax rate in the second quarter for total QUALCOMM includes a $55 million benefit, or $0.03 diluted earnings per share, related to fiscal 2004 and a $17 million benefit, or $0.01 diluted earnings per share, related to the first quarter of fiscal 2005. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.

* As adjusted as described in the notes above.

N/M – Not Meaningful

Sums may not equal totals due to rounding.

Business Segment Information

QUALCOMM CDMA Technologies (QCT)

•	QCT shipped approximately 37 million MSM phone chips to customers worldwide during the second fiscal quarter, compared to approximately 32 million units in the year ago quarter and approximately 39 million units in the first quarter of fiscal 2005.

•	Seven wireless device manufacturers have selected the MSM6275 chipset solution to develop devices for WCDMA (UMTS)/HSDPA with support for GSM/GPRS/EDGE (EGPRS) markets worldwide. The MSM6275 chipset maximizes the capabilities of 3G wireless multimedia to help drive demand for next-generation wireless multimedia applications and devices. The MSM6275 chipset, which initially sampled to customers in December 2004, powers a handset that completed the industry’s first end-to-end HSDPA call on a commercial network.

•	QCT expanded its chipset portfolio addressing the differing needs of WCDMA and HSDPA markets with significant milestones. QUALCOMM introduced the MSM6260 chipset and system software solution for WCDMA (UMTS)/HSDPA and GSM/GPRS/EDGE (EGPRS) to increase the reach of cost-effective, higher-speed wireless data solutions.

•	QCT demonstrated its leadership in CDMA2000 solutions with the shipment of samples to customers of the first chipset for CDMA2000 1xEV-DO Revision A, the MSM6800 chipset, optimized to drive demand for data-intensive wireless multimedia. The fully integrated

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 9 of 20

MSM6800 single-chip solution provides integrated multimedia features to deliver increased processing capacity and optimized audio, video, camera and graphics capabilities.

QUALCOMM Technology Licensing (QTL)

•	Licensee information for the first quarter of fiscal 2005 as reported by licensees and included in revenue in the second quarter of fiscal 2005:

o	We estimate WCDMA royalties contributed approximately 32 percent of total royalties compared to approximately 12 percent of total royalties in the year ago quarter.

o	Shipments of approximately 52 million units at an average selling price of approximately $207.

o	45 subscriber licensees reported sales of CDMA2000 1X products and 14 subscriber licensees reported sales of WCDMA products, as compared to 9 WCDMA subscriber licensees that reported in the year ago period.

o	13 infrastructure licensees reported sales of CDMA2000 1X products and 13 infrastructure licensees reported sales of WCDMA products, as compared to 8 WCDMA infrastructure licensees that reported in the year ago period.

QUALCOMM Wireless & Internet Group (QWI)

     QUALCOMM Internet Services (QIS)

•	As of April 2005, 41 wireless operators were offering BREW services in 24 countries and cumulative BREW application downloads exceeded 300 million worldwide. This is an increase of more than 100 million BREW downloads from what was reported in November of 2004.

     QUALCOMM Wireless Business Solutions ® (QWBS)

•	QWBS shipped approximately 8,800 satellite-based systems (OmniTRACS®, TruckMAILtm) and nearly 13,800 terrestrial-based systems (OmniExpress®, GlobalTRACS®, T2tm Untethered TrailerTRACS® and LINQ tm) in the second quarter of fiscal 2005. This compares to approximately 9,400 satellite-based systems and nearly 1,800 terrestrial-based systems in the second quarter of fiscal 2004 and approximately 13,300 satellite-based systems and more than 11,600 terrestrial-based systems in the first quarter of fiscal 2005. This brings the

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 10 of 20

cumulative total to approximately 542,000 satellite-based systems and over 48,000 terrestrial-based systems shipped worldwide.

Conference Call

QUALCOMM’s second quarter fiscal 2005 earnings conference call will be broadcast live on April 20, 2005 beginning at 3:00 p.m. (PDT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on April 20, 2005 beginning at approximately 4:30 p.m. (PDT) through May 5, 2005 at 4:30 p.m. (PDT). To listen to the replay, U.S. callers may dial (800) 633-8284 and international callers may dial (402) 977-9140. U.S. and international callers should use reservation number 21240100. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.

Editor’s Note: if you would like additional information on QUALCOMM, please view the QUALCOMM press room at http://www.qualcomm.com/press/index.html.

QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on the Company’s CDMA digital technology. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2004 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.

Note Regarding Use of Non-GAAP Financial Measures

The Company presents pro forma financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment to facilitate evaluation by management, investors and analysts of its ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless & Internet (QWI). QSI

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 11 of 20

results relate to strategic investments for which the Company has exit strategies of varying durations. Management believes that the information excluding QSI presents a more representative measure of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in value of investments that are unrelated to the Company’s operational performance.

The Company presents pro forma financial results as though the New Method of recording royalties had been in effect for prior periods to facilitate evaluation by management, investors and analysts of the results for these periods on a comparable basis to the Company’s current results, current guidance and future periods. The Company believes that this presentation is useful in evaluating performance on a consistent and comparable basis.

The Company presents pro forma results for fiscal 2005 excluding a one-time tax benefit related to fiscal 2004 to provide management, as well as investors, a clearer understanding of its ongoing tax rate and after tax earnings. The Company believes that this presentation is useful in evaluating performance on a consistent and comparable basis.

The Company’s management uses pro forma cash flow information including marketable securities to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these instruments do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows” and must be excluded from the GAAP statements of cash flows. Since the GAAP statements of cash flows reconcile the Company’s beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company’s liquidity.

The non-GAAP pro forma financial information presented herein should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 12 of 20

Reconciliations between total QUALCOMM results and QUALCOMM pro forma results and total QUALCOMM cash flow and cash, cash equivalents and marketable securities and total QUALCOMM excluding the QSI segment are presented herein.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA based networks and CDMA based technology, including CDMA2000 1X, 1xEV-DO and WCDMA, both domestically and internationally; our dependence on major customers and licensees; fluctuations in the demand for CDMA based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; developments in current and future litigation, as well as the other risks detailed from time-to-time in the Company’s SEC reports.

###

QUALCOMM®, QUALCOMM Wireless Business Solutions®, Mobile Station Modem™, MSM™, FLO™, MediaFLO™ , gpsOne®, CSM™, Qtv™ MSM6260™, MSM6275™, MSM6280™, MSM6500™, MSM6550™, MSM6800™, BREW®, TruckMAIL™, OmniTRACS®, OmniExpress®, GlobalTRACS®, T2™, LINQ™ and TrailerTRACS® are trademarks and/or service marks of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 13 of 20

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 27, 2005
			Tax Benefit				Total
	Pro Forma		Related to 2004		QSI		QUALCOMM
Revenues:
Equipment and services	$849		$—		$—		$849
Licensing and royalty fees	516		—		—		516

	1,365		—		—		1,365

Operating expenses:
Cost of equipment and services revenues	386		—		—		386
Research and development	242		—		10		252
Selling, general and administrative	149		—		6		155

Total operating expenses	777		—		16		793

Operating income (loss)	588		—		(16)		572
Investment income (expense), net	78	(a)	—		(17	)(b)	61

Income (loss) before income taxes	666		—		(33)		633
Income tax (expense) benefit	(179	)(c)	55	(c)	23		(101)	(c)

Net income (loss)	$487		$55		$(10)		$532

Earnings per common share:
Diluted	$0.29		$0.03		$(0.01)		$0.31

Shares used in per share calculations:
Diluted	1,704		1,704		1,704		1,704

Supplemental Financial Data:
Operating Cash Flow	$833	$—	$(12)	$821
Operating Cash Flow as a % of Revenue	61%			60%
Free Cash Flow (e)	$741	$—	$(14)	$727
Free Cash Flow as a % of Revenue	54%			53%

(a)	Includes $60 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $27 million in net realized gains on investments, partially offset by $6 million in other-than-temporary losses on marketable securities and $3 million of other investment losses.

(b)	Includes $18 million in equity in losses of investees, partially offset by $1 million in net realized gains on investments.

(c)	The fiscal year 2005 estimated effective tax rate for continuing operations for total QUALCOMM is approximately 24% and QUALCOMM pro forma is approximately 28%. The second quarter of fiscal 2005 tax rates of 16% for total QUALCOMM and 27% for QUALCOMM pro forma, are lower than the estimated annual effective tax rate primarily as a result of a change in the estimate of R&D costs allocable to our foreign operations under an intercompany cost sharing agreement.

(d)	The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the three months ended March 27, 2005, included herein.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 14 of 20

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Six Months Ended March 27, 2005
			Tax Benefit			Total
	Pro Forma		Related to 2004		QSI	QUALCOMM
Revenues:
Equipment and services	$1,826		$—		$—	$1,826
Licensing and royalty fees	928		—		—	928

	2,754		—		—	2,754

Operating expenses:
Cost of equipment and services revenues	815		—		—	815
Research and development	461		—		19	480
Selling, general and administrative	292		—		11	303

Total operating expenses	1,568		—		30	1,598

Operating income (loss)	1,186		—		(30)	1,156

Investment income (expense), net	143	(a)	—		38 (b)	181

Income before income taxes	1,329		—		8	1,337
Income tax (expense) benefit	(368)	(c)	55	(c)	21	(292) (c)

Net income (loss)	$961		$55		$29	$1,045

Earnings per common share:
Diluted	$0.56		$0.03		$0.02	$0.61

Shares used in per share calculations:
Diluted	1,704		1,704		1,704	1,704

Supplemental Financial Data:
Operating Cash Flow	$1,220		$—		$(2)	$1,218
Operating Cash Flow as a % of Revenue	44%					44%
Free Cash Flow (d)	$1,016		$—		$(80)	$936
Free Cash Flow as a % of Revenue	37%					34%

(a)	Includes $113 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $40 million in net realized gains on investments, partially offset by $6 million in other-than-temporary losses on marketable securities and $4 million of other investment losses.

(b)	Includes $52 million in net realized gains on investments and $3 million of other investment gains, partially offset by $17 million in equity in losses of investees.

(c)	The fiscal year 2005 estimated effective tax rate for continuing operations for total QUALCOMM is approximately 24% and QUALCOMM pro forma is approximately 28%. The 22% tax rate for the six months ended March 27, 2005 for total QUALCOMM is lower than the estimated annual effective tax rate primarily as a result of a change in the estimate of R&D costs allocable to our foreign operations under an intercompany cost sharing agreement.

(d)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the six months ended March 27, 2005, included herein.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 15 of 20

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)

(Unaudited)

	Three Months Ended March 27, 2005
		Tax Benefit
		Related to		Total
	Pro Forma	2004	QSI	QUALCOMM
Earnings before taxes, depreciation, amortization and other adjustments (1)	$534	$—	$(16)	$518
Working capital changes and taxes paid (2)	299	—	4	303

Net cash provided by operating activities	833	—	(12)	821

Capital expenditures	(92)	—	(2)	(94)

Free cash flow (Net cash provided by operating activities less capital expenditures)	741	—	(14)	727

Net additional share capital	86	—	—	86
Repurchase and retirement of common stock	(230)	—	—	(230)
Proceeds from put options	16	—	—	16
Dividends paid	(230)	—	—	(230)
Net issuance of notes receivables	—	—	(12)	(12)
Other investments	(1)	—	(5)	(6)
Other items, net	1	—	24	25
Changes in fair value and other changes to marketable securities	(66)	—	(6)	(72)
Marketable securities pending settlement payment	(14)	—	—	(14)
Transfer from QSI (3)	10	—	(10)	—
Transfer to QSI (4)	(17)	—	17	—

Net increase in cash, cash equivalents and marketable securities (5)	$296	$—	$(6)	$290

(1) Reconciliation to GAAP:
Net income (loss)	$487	$55	$(10)	$532
Non-cash adjustments (a)	158	(55)	(5)	98
Net realized gains on marketable securities and other investments	(27)	—	(1)	(28)
Net taxes paid	(84)	—	—	(84)

Earnings before taxes, depreciation, amortization and other adjustments	$534	$—	$(16)	$518

(2) Reconciliation to GAAP:
Increase in cash resulting from changes in working capital	$215	$—	$4	$219
Net taxes paid	84	—		84

Working capital changes and taxes paid	$299	$—	$4	$303

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$503	$—	$—	$503
Plus: Net purchase (proceeds) of marketable securities	(127)	—	—	(127)
Plus: Net increase in fair value and other changes to marketable securities	(66)	—	(6)	(72)
Plus: Net increase in marketable securities pending settlement receipt	(14)	—	—	(14)

Net increase in cash, cash equivalents and marketable securities	$296	$—	$(6)	$290

(a)	See detail on the following page.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 16 of 20

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended March 27, 2005
		Tax Benefit
		Related to		Total
	Pro Forma	2004	QSI	QUALCOMM
Earnings before taxes, depreciation, amortization and other adjustments (1)	$1,217	$—	$(29)	$1,188
Working capital changes and taxes paid (2)	3	—	27	30

Net cash provided by operating activities	1,220	—	(2)	1,218

Capital expenditures	(204)	—	(78)	(282)

Free cash flow (Net cash provided by operating activities less capital expenditures)	1,016	—	(80)	936

Net additional share capital	182	—	—	182
Repurchase and retirement of common stock	(230)	—	—	(230)
Proceeds from put options	14	—	—	14
Dividends paid	(230)	—	—	(230)
Net collections of finance receivables	1	—	—	1
Issuance of note receivable	—	—	(14)	(14)
Other investments and acquisitions, net of cash acquired	(177)	—	(8)	(185)
Other items, net	2	—	23	25
Changes in fair value and other changes to marketable securities	24	—	91	115
Marketable securities pending settlement payment	51	—	—	51
Transfer from QSI (3)	84	—	(84)	—
Transfer to QSI (4)	(119)	—	119	—

Net increase in cash, cash equivalents and marketable securities (5)	$618	$—	$47	$665

(1) Reconciliation to GAAP:
Net income (loss)	$961	$55	$29	$1,045
Non-cash adjustments (b)	385	(55)	(6)	324
Net realized gains on marketable securities and other investments	(40)	—	(52)	(92)
Net taxes paid	(89)	—	—	(89)

Earnings before taxes, depreciation, amortization and other adjustments	$1,217	$—	$(29)	$1,188

(2) Reconciliation to GAAP:
(Decrease) increase in cash resulting from changes in working capital	$(86)	$—	$27	$(59)
Net taxes paid	89	—		89

Working capital changes and taxes paid	$3	$—	$27	$30

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments, and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$424	$—	$—	$424
Plus: Net purchase (proceeds) of marketable securities	119	—	(44)	75
Plus: Net increase in fair value and other changes to marketable securities	24	—	91	115
Plus: Net increase in marketable securities pending settlement receipt	51	—	—	51

Net increase in cash, cash equivalents and marketable securities	$618	$—	$47	$665

(a)	See detail on the following page.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 17 of 20

QUALCOMM Incorporated
SUPPLEMENTAL DETAIL TO THE
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
(In millions)
(Unaudited)

	Three Months Ended March 27, 2005
		Tax Benefit
		Related To		Total
	Pro Forma	2004	QSI	QUALCOMM

(a) Non-cash adjustments are comprised of:
Depreciation and amortization	$47	$—	$1	$48
Equity in losses of investees	—	—	17	17
Non-cash income tax expense (benefit)	96	(55)	(23)	18
Other non-cash charges and (credits)	15	—	—	15

Total non-cash adjustments	$158	$(55)	$(5)	$98

	Six Months Ended March 27, 2005
		Tax Benefit
		Related to		Total
	Pro Forma	2004	QSI	QUALCOMM

(b) Non-cash adjustments are comprised of:
Depreciation and amortization	$91	$—	$2	$93
Equity in losses of investees	—	—	17	17
Non-cash income tax expense (benefit)	278	(55)	(20)	203
Other non-cash charges and (credits)	16	—	(5)	11

Total non-cash adjustments	$385	$(55)	$(6)	$324

	Three Months Ended March 28, 2004
			Total
	Pro Forma	QSI	QUALCOMM

Net cash provided by operating activities	$775	$3	$778

Capital expenditures	(54)	—	(54)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$721	$3	$724

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 18 of 20

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	March 27,	September 26,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$1,638	$1,214
Marketable securities	4,759	4,768
Accounts receivable, net	508	581
Inventories	157	154
Deferred tax assets	349	409
Other current assets	142	101

Total current assets	7,553	7,227
Marketable securities	1,903	1,653
Property, plant and equipment, net	800	675
Goodwill	528	356
Deferred tax assets	494	493
Other assets	532	416

Total assets	$11,810	$10,820

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$245	$286
Payroll and other benefits related liabilities	174	194
Unearned revenue	184	172
Other current liabilities	402	242

Total current liabilities	1,005	894
Unearned revenue	142	170
Other liabilities	137	92

Total liabilities	1,284	1,156

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at March 27, 2005 and September 26, 2004	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,641 and 1,635 shares issued and outstanding at March 27, 2005 and September 26, 2004, respectively	—	—
Paid-in capital	6,959	6,940
Retained earnings	3,524	2,709
Accumulated other comprehensive income	43	15

Total stockholders’ equity	10,526	9,664

Total liabilities and stockholders’ equity	$11,810	$10,820

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 19 of 20

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 27,	March 28,	March 28,	March 28,
	2005	2004 (a)	2005	2004 (a)
Revenues:
Equipment and services	$849	$820	$1,826	$1,672
Licensing and royalty fees	516	396	928	750

	1,365	1,216	2,754	2,422

Operating expenses:
Cost of equipment and services revenues	386	335	815	705
Research and development	252	169	480	319
Selling, general and administrative	155	135	303	253

Total operating expenses	793	639	1,598	1,277

Operating income	572	577	1,156	1,145

Investment income, net	61	33	181	68

Income from continuing operations before income taxes	633	610	1,337	1,213
Income tax expense	(101)	(169)	(292)	(361)

Income from continuing operations	532	441	1,045	852

Gain (loss) from discontinued operations	—	47	—	(11)

Net income	$532	$488	$1,045	$841

Basic earnings per common share from continuing operations	$0.32	$0.27	$0.64	$0.53
Basic gain (loss) per common share from discontinued operations	—	0.03	—	(0.01)

Basic earnings per common share	$0.32	$0.30	$0.64	$0.52

Diluted earnings per common share from continuing operations	$0.31	$0.26	$0.61	$0.51
Diluted gain per common share from discontinued operations	—	0.03	—	—

Diluted earnings per common share	$0.31	$0.29	$0.61	$0.51

Shares used in per share calculations:
Basic	1,646	1,613	1,643	1,607

Diluted	1,704	1,672	1,704	1,663

Dividends per share paid	$0.140	$0.035	$0.140	$0.070

Dividends per share announced	$0.070	$0.050	$0.140	$0.120

(a)	We effected a two-for-one stock split in August 2004. All references to number of shares and per share amounts reflect the stock split.

QUALCOMM Announces Second Quarter Fiscal 2005 Results	Page 20 of 20

QUALCOMM Incorporated
Reconciliation of Pro Forma Results to GAAP Results
for 2004 Periods for Comparative Purposes

			Six months
	Three months ended		ended	Year ended
($ in millions, except per share data)	June 27,	March 28,	March 28,	September 26,
	2004	2004	2004	2004
Prior Method Of Recording Royalties
Estimate of estimated licensees for prior period	$237	$205	$151	$151
Royalties reported by estimated licensees for prior period	264	262	208	208

Prior period variance included in reporting period	27	57	57	57
Other royalties reported in reporting period	109	51	358	1,084
Estimate for estimated licensees for current period	253	237	237	—

Total QTL royalty revenues from external licensees	389	345	652	1,141
Intercompany revenue	33	30	62	132
License revenue	15	15	30	59

Total QTL revenue using Prior Method	$436	$390	$743
Total QTL revenue including prospective change to New Method in Q4 ‘04				$1,331
New Method Of Recording Royalties
Total royalties reported by external licensees (a)	$373	$313	$566	$1,292
Intercompany revenue	33	30	62	132
License revenue	15	15	30	59

Total QTL revenue using New Method	$420	$358	$658	$1,483

Difference between the methods	$16	$32	$85	$(151)

QTL earnings before tax using Prior Method	$398	$362	$686	$1,195
Less: Difference between the royalty methods	$16	$32	$85	$(151)
QTL earnings before tax using New Method	$382	$330	$601	$1,346

Total QCOM revenues as reported under GAAP	$1,341	$1,216	$2,422	$4,880
Less: Difference between the royalty methods	16	32	85	(151)

Total QCOM revenues using New Method	1,325	1,184	2,337	5,031
Total QCOM revenues and QCOM pro forma revenues	$1,325	$1,184	$2,337	$5,031
TOTAL QCOM earnings from continuing operations before taxes as reported under GAAP	$668	$610	$1,213	$2,313
Less: earnings from continuing operations before taxes attributed to difference between the royalty methods	$16	$32	$85	$(151)

Total QCOM earnings from continuing operations before taxes using New Method	$652	$578	$1,128	$2,464
Less: QSI earnings from continuing operations before taxes (c)	$(12)	$(21)	$(30)	$(31)
QCOM pro forma earnings from continuing operations before taxes (c)	$664	$599	$1,158	$2,495

TOTAL QCOM net income as reported under GAAP	$486	$488	$840	$1,720
Less: Net income attributed to difference between the royalty methods (b)	10	20	52	(92)

Total QCOM net income using New Method	476	468	788	1,812
Less: QSI net income (loss) (c)	(4)	40	(31)	12
QCOM pro forma net income (c)	$482	$428	$757	$1,800

QCOM diluted EPS as reported under GAAP	$0.29	$0.29	$0.51	$1.03

EPS attributed to difference between the royalty methods	$0.01	$0.01	$0.03	$(0.06)

Total QCOM diluted EPS using New Method	$0.28	$0.28	$0.47	$1.08
EPS attributed to QSI (c)	$(0.00)	$0.02	$(0.02)	$0.01
QCOM pro forma diluted EPS (c)	$0.29	$0.26	$0.46	$1.07

Shares previously used for diluted EPS	841	836	831	n/a
Adjusted for stock split	1,682	1,672	1,663	1,675

(a)	Represents royalty revenue that would have been reported during the period if the “New Method” had been adopted retroactively. Does not represent royalty revenue that will be recognized under GAAP due to the effect of the accounting change on these periods.

(b)	QTL’s rounded effective tax rate was 39% in fiscal 2004 .

(c)	During the first quarter of 2005, the Company reorganized its MediaFLO USA business into the QSI segment. The operating expenses related to the MediaFLO USA business were included in reconciling items through the end of fiscal 2004. Prior period segment information has been adjusted to conform to the new segment presentation.

All EPS amounts have been adjusted to reflect the 2:1 stock split that was effected during the fourth quarter of fiscal 2004.

QTL revenues as reported under GAAP and using the New Method are presented to illustrate the difference between the Prior Method used for royalties prior to the fourth quarter of fiscal 2004 and the New Method implemented starting in the fourth quarter of fiscal 2004.

Sums may not equal totals due to rounding.